Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of GAMCO Investors, Inc. and Subsidiaries (“GAMCO”) of our reports dated March 15, 2010, relating to the consolidated financial statements of GAMCO and the effectivenenss of GAMCO’s internal control over financial reporting, appearing in this 2009 Annual Report on Form 10-K of GAMCO for the year ended December 31, 2009.

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-160802) of GAMCO Investors, Inc. and Subsidiaries,

2)	Registration Statement (Form S-3 No. 333-148046) of GAMCO Investors, Inc. and Subsidiaries,

3)	Registration Statement (Form S-3 No. 333-136428) of GAMCO Investors, Inc. and Subsidiaries,

4)	Registration Statement (Form S-8 No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. and Subsidiaries.

/s/  Deloitte & Touche LLP

New York, New York
March 15, 2010